EXHIBIT - CERTIFICATE OF FILING

     A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended March 31, 1999, excluding the information contained in Item 6, part A, which was filed confidentially with the Securities and Exchange Commission under Rule 104(b), was filed with the following:

Mary W. Cochran, Esq.                  Norma K. Scogin, Esq.
Arkansas Public Service Commission     Texas Attorney General's Office
1000 Center Street                     300 West 15th Street/10th Floor
Little Rock, AR  72201                 Austin, TX  78701

Lawrence C. St. Blanc, Secretary       Sherry A. Quirk, Esq.
Louisiana Public Service Commission    Verner, Liipfert, Bernhard,
Post Office Box 91154                  McPherson and Hand
Baton Rouge, LA 70821-9154             901 15th Street, NW/Suite 700
                                       Washington, DC  20005-2301

William Bruce McKinley, Esq.           Frank Spencer, Esq.
Mississippi Public Service Commission  Assistant Attorney General
Walter Sillers State Office Building   Mississippi Attorney
550 High Street / 19th Floor            General's Office
Jackson, MS  39215                     Post Office Box 22947
                                       Jackson, MS  39225

George W. Fleming, Esq.                Mr. James Galloway,Filing Clerk
Mississippi Public Utilities Staff     Central Records -PUCT
Post Office Box 1174                   1701 N. Congress
Jackson, MS  39215                     Austin, TX  78711

Ms. Jacquelyn M. Frick, Director       Hon. Emma J. Williams,
Clerk of Council                       City of New Orleans
City Council Utilities                 Room 1E04, City Hall
  Regulatory Office                    1300 Perdido Street
Room 6E07, City Hall                   New Orleans, LA 70112
1300 Perdido Street
New Orleans, LA 70112




                                 Entergy Corporation



                                 By: /s/ Nathan E. Langston
                                        Nathan E. Langston
                                     Vice President and Chief
                                        Accounting Officer


Dated:  August 27, 1999